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
                                 SUBSIDIARIES OF
                            THE EARTHGRAINS COMPANY

NAME                                                           PLACE OF INCORPORATION
(DOING BUSINESS AS NAME[S])                                    OR FORMATION
Earthgrains Baking Companies, Inc.                             Delaware

Earthgrains International Holdings, Inc.                       Delaware

EGR Resources, Inc.                                            Delaware

EGR Benefits Management, Inc.                                  Delaware

Earthgrains of West Virginia, L.L.C.                           Delaware
(Heiner's Bakery)

Cooper Smith, Inc.                                             Georgia
(Specialty Baking Company; Smith's Bakery;
Kern's Bakeries; American Bread Company;
Waldensian Bakeries)

EGR Texas General Partner, Inc.                                Delaware

EGR Texas Limited Partner, Inc.                                Delaware

EGR International, Inc.                                        Delaware

Earthgrains Refrigerated Dough Products, L.P.                  Texas

Bimbo, S.A.                                                    Spain

EuroDough, S.A.R.L.                                            France

Earthgrains European Holdings, C.V.                            Holland

Catdes, S.A.                                                   Spain

Pimad, S.A.                                                    Spain

Bimbo-Produtos Alimentares, Limitada                           Portugal

Supan, S.A.                                                    Spain

Bimbo France, S.A.R.L.                                         France

EuroVita, S.A.S.                                               France

EuroRol, S.A.S.                                                France

Euro Maintenance et Hygiene, S.A.R.L.                          France

EuroGourmet, S.A.R.L.                                          France

Earthgrains European Investments, B.V.                         Holland



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
                            SUBSIDIARIES OF
                   THE EARTHGRAINS COMPANY, CONTINUED



Earthgrains Iberian Investments, S.L.                          Spain

Panaderias Unificadas Santaderinas, S.A.                       Spain

Reposteria Martinez, S.A.                                      Spain

Bolleria Gusten, S.L.                                          Spain

Recartran, S.L.                                                Spain

Seleccion Reposteria, S.L.                                     Spain

Reposteria Martinez Canarias, S.L.                             Spain

Patisserie Martinez, S.A.R.L.                                  France

Marticake de Portugal Produtos de Pasteleria e
Confeitaria, S.A.                                              Portugal